As filed with the Securities and Exchange Commission on August 2, 2013

Registration No. 333-175047

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
(POST-EFFECTIVE AMENDMENT NO. 1)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in charter)

Delaware	03-0567133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
370 17th Street, Suite 2500
Denver, Colorado 80202
(303) 633-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael S. Richards, Esq.
Vice President & General Counsel
370 17th Street, Suite 2500
Denver, Colorado 80202
(303) 633-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Lucy Stark, Esq.
Amy L. Bowler, Esq.
Holland & Hart LLP
555 17th Street, Suite 3200
Denver, Colorado 80202
(303) 295-8000
Approximate date of commencement of proposed sale to the public: This Form S‑3/A (Post-Effective Amendment No. 1) to the registration statement will deregister the securities previously registered and that remain unsold under the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE - DEREGISTRATION OF SECURITIES
This Form S‑3/A (Post-Effective Amendment No. 1) is being filed for the purpose of deregistering the unsold common units of DCP Midstream Partners, LP, a Delaware limited partnership, or the Registrant, previously registered for issuance under the registration statement on Form S‑3 (File No. 333-175047) filed with the Securities and Exchange Commission on June 21, 2011, as amended on July 27, 2011, and effective on August 4, 2011. In accordance with the undertaking made by the Registrant pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended, to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering subject to the registration statement, the Registrant hereby deregisters all of the common units previously registered for issuance under the registration statement but that remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S‑3/A (Post-Effective Amendment No. 1) to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 1, 2013.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
its general partner

By:	DCP MIDSTREAM GP, LLC,
its general partner

By:	/S/ Wouter T. van Kempen
Wouter T. van Kempen
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Form S‑3/A (Post-Effective Amendment No. 1) to the registration statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wouter T. van Kempen	Chief Executive Officer	August 1, 2013
Wouter T. van Kempen	(Principal Executive Officer)

/s/ William S. Waldheim	President and Director	August 1, 2013
William S. Waldheim

/s/ Rose M. Robeson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 1, 2013
Rose M. Robeson

*	Vice President and Controller (Principal Accounting Officer)	August 1, 2013
Gary D. Watkins

*	Chairman of the Board and Director	August 1, 2013
Thomas C. O'Conner

*	Director	August 1, 2013
Paul F. Ferguson, Jr.

*	Director	August 1, 2013
Frank A. McPherson

*	Director	August 1, 2013
Thomas C. Morris

*	Director	August 1, 2013
Stephen R. Springer

*By:	/s/ Michael S. Richards
Michael S. Richards
Attorney-in -fact